REVISED ATTACHMENT 1

To Revised Schedule A of the Investment Management Agreement, dated April 27, 2001, by and between USAllianz Advisers, LLC (now Allianz Investment Management LLC) and USAllianz Variable Insurance Products Trust (now Allianz Variable Insurance Products Trust).

Fees payable to the Manager pursuant to Revised Schedule A to the Investment Management Agreement shall be calculated at the following annual rates until such time as this Attachment 1 is further revised.

Fund	Rate (Average Net Assets in Millions (M) for Funds with Breakpoints)
First $200M Thereafter
AZL BlackRock Capital Appreciation Fund (1) 0.70% 0.65%
All Assets
AZL Columbia Small Cap Value Fund 0.85%
	First $100M	Next $400M	Thereafter
AZL Davis NY Venture Fund 0.75% 0.70% 0.65%
All Assets
AZL Dreyfus Equity Growth Fund 0.70%
	First $100M	Next $400M	Thereafter
AZL Eaton Vance Large Cap Value Fund 0.75% 0.70% 0.65%
	First $200M	Thereafter
AZL Invesco International Equity Fund (1) 0.80% 0.75%
All Assets
AZL JPMorgan U.S. Equity Fund 0.75%
	First $100M		Thereafter
AZL MFS Investors Trust Fund 0.75% 0.70%
AZL Morgan Stanley Mid Cap Growth Fund (2) 0.80% 0.75%
All Assets
AZL Morgan Stanley International Equity Fund (1) 0.80%
All Assets
AZL NFJ International Value Fund (2) 0.80%
All Assets
AZL Schroder Emerging Markets Equity Fund (1) 0.95%
	First $100M	Next $100M	Thereafter
AZL Van Kampen Equity and Income Fund 0.70% 0.675% 0.65%
	First $100M		Thereafter
AZL Van Kampen Growth and Income Fund 0.675% 0.65%
(1)
(1)

(1)  Rate(s) effective through April 30, 2011. Effective May 1, 2011, the following annual rates shall be used:
                  AZL BlackRock Capital Appreciation Fund                                                                    0.70% on all assets
                   AZL Invesco International Equity Fund                                                                        0.85% on all assets
                   AZL Morgan Stanley International Equity Fund                                                            0.85% on all assets
                   AZL Schroder Emerging Markets Equity Fund                                                              1.08% on all assets

(2)  Rate(s) effective through April 30, 2011. Effective May 1, 2011, the Fund is deleted from this Attachment 1.

Acknowledged:

Allianz Variable Insurance Products Trust                                                                                   Allianz Investment Management LLC

By:   /s/ Brian Muench                                                                        By:  /s/ Brian Muench
Name:  Brian Muench                                                                        Name: Brian Muench
Title:   Vice President                                                                        Title:  Vice President
Updated: 11/3/2010